Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement is entered into this 29th day of June, 2000 between Alan L. Wells (“Wells”) and Iowa Telecommunications Services, Inc. (“ITS”).

Wells and ITS entered into an Employment Agreement dated as of September 27, 1999 (the “Agreement”). The parties now wish to make certain amendments to the Agreement.

In consideration of one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The first sentence of Section 1 of the Agreement is amended to read as follows:

ITS hereby employs Wells, and Wells hereby accepts employment, for a term of five (5) years commencing on September 27, 1999 (“Start Date”) and ending December 31, 2004 (“Term”), at which time this Agreement shall be automatically extended for successive terms of one year each unless terminated by either party upon ninety (90) days’ advance written notice to the other party.

2. Section 5(c) of the Agreement is amended to read as follows:

Wells shall be a participant in the “Iowa Telecommunications Systems, Inc. Stock Appreciation Rights Plan” dated September 25, 1999, as amended and restated as of June 27, 2000 (“SAR Plan”), established for senior officers and key executive employees of ITS. In consideration of his employment through December 31, 2002, Wells shall, as of the Start Date, be granted 350 Units of the 1,000 Units authorized by the SAR Plan. In consideration of his employment after December 31, 2002, ITS will, on or before December 31, 2002, either grant Wells additional Units under the SAR Plan or provide another form of long-term incentive compensation, to be determined by the ITS Board of Directors.

3. Section 10 of the Agreement is amended by deleting subsection (b) in its entirety.

4. In all other respects the Agreement is ratified and affirmed and shall remain in full force and effect.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By	/s/ Wm P. Bagley

CHIEF EXECUTIVE OFFICER
Name and Title

/s/ Alan L. Wells
ALAN L. WELLS